Exhibit 99.2

                           JOINT FILER INFORMATION TO FORM 3



Name and address:       Lehman Brothers Inc.
                        745 Seventh Avenue
                        New York, NY  10019

Designated Filer:       Lehman Brothers Holdings Inc.

Date of Event
  Requiring Statement:  7/21/03

Issuer Name and Ticker or
  Trading Symbol:       Neuberger Berman Inc.; NEU

Signature:              LEHMAN BROTHERS INC.

                        By: /s/ Barrett S. DiPaolo
                           -----------------------
                        Barrett S. DiPaolo
                        Senior Vice President


Date:                   July 31, 2003